UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2014
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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Lake Success, NY 11042
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 587-5000

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On July 17, 2014, The Hain Celestial Group, Inc. (“Hain Celestial” or the "Company") entered into a stock purchase agreement (the “Agreement”) with Pegasus Partners III, L.P. to effect a transaction (the “Stock Purchase”) in which Hain Celestial purchased 51.3% of the shares of Hain Pure Protein Corporation (“Hain Pure Protein”) for $40 million. As a result of the Stock Purchase, Hain Pure Protein became the Company's wholly-owned subsidiary. Hain Pure Protein offers a full range of fresh and frozen chicken and turkey products in the United States. In connection with the closing of the Acquisition, on July 17, 2014 Hain Celestial issued 231,428 shares of Hain Celestial common stock, par value $0.01 per share, to Pegasus Partners III, L.P.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

5.1*	Opinion of DLA Piper LLP (US)

23.1*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2014

THE HAIN CELESTIAL GROUP, INC. (Registrant)

By:	/s/ Stephen J. Smith
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1*	Opinion of DLA Piper LLC (US)

23.1*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

* Filed herewith